                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549
                           ____________________

                                 FORM S-8

                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933

                        ADOBE SYSTEMS INCORPORATED
          (Exact name of registrant as specified in its charter)

             California                            77-0019522
  (State or other jurisdiction of               (I.R.S. Employer
   incorporation or organization)             Identification No.)

                           1585 Charleston Road
                     Mountain View, California  94043
      (Address, including zip code, of principal executive offices)

                       Frame Technology Corporation
                          Dual Stock Option Plan
                         (Full title of the plan)

                            Colleen M. Pouliot
              Vice President, General Counsel and Secretary
                        Adobe Systems Incorporated
                           1585 Charleston Road
                     Mountain View, California  94043
                             (415)  961-4400
        (Name, address, including zip code, and telephone number,
                including area code, of agent for service)

                                 Copy to:

                         Michael J. Kennedy, Esq.
                           Shearman & Sterling
                    555 California Street, 20th Floor
                     San Francisco, California  94104

                     CALCULATION OF REGISTRATION FEE

                                              Average        Maximum
                                 Amount       Offering       Aggregate       Amount of
Title of Securities                to          Price         Offering       Registration
to Be Be Registered          Be Registered   Per Share(1)     Price(1)          Fee
Common Stock, no          1,670,080 shares     $20.31      $33,919,324.80    $11,696.32
par value
(including
associated Common
Stock Purchase
Rights)

(1) Computed in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the average of the actual prices at which the options granted under the plan may be exercised.

                            PART II
       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated by reference in the Registration Statement:

          (a) The Registrant's annual report on Form 10-K for the fiscal year ended November 25, 1994;

          (b) The amendment on Form 10-K/A to the Registrant's annual report on Form 10-K for the fiscal year ended November 25, 1994, filed with the Securities and Exchange Commission (the "COMMISSION") on June 29, 1995;

          (c) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), since November 25, 1994; and

          (d) The description of the Registrant's capital stock and associated common stock purchase rights, contained in the Registrant's Registration Statements on Form 8-A filed with the Commission on November 14, 1986 and July 24, 1990, registering such shares and associated rights pursuant to Section 12 of the Exchange Act, including any amendment or report updating such descriptions.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, also shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for



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

liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Registrant's Amended and Restated Articles of Incorporation and Restated By-Laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the California General Corporation Law. In addition, the Registrant has entered into Indemnity Agreements with all its directors and officers. The Registrant has also purchased and maintains insurance for its officers and directors against liabilities which an officer or a director may incur in his or her capacity as such.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

Exhibit No.                      Description
-----------                      -----------
  5.1 Opinion of Shearman & Sterling as to the legality of the Registrant's Common Stock being registered hereby.
  23.1 Consent of Shearman & Sterling with respect to the legality of the securities being registered (contained in Exhibit 5.1).
  23.2 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of the Registrant.
  23.3 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of Aldus Corporation.
  24.1        Power of Attorney (included on page 6).

ITEM 9.   UNDERTAKINGS.

          (a)  The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i)  To include any prospectus required by
          Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and



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

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.



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
                                SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 27th day of October, 1995.

                                   ADOBE SYSTEMS INCORPORATED



                                   By  /s/ M. Bruce Nakao
                                     ----------------------------
                                      M. Bruce Nakao
                                      Senior Vice President, Finance and
                                         Administration, Chief Financial
                                         Officer, Treasurer and Assistant
                                         Secretary

                       POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John E. Warnock and M. Bruce Nakao, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities to sign any amendments to the Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                    Title                      Date
        ---------                    -----                      ----

 /s/ John E. Warnock        Chairman of the Board and      October 27, 1995
 --------------------       Chief Executive Officer and
 John E. Warnock            Director (Principal
                            Executive Officer)

 /s/Charles M. Geschke      President and Director         October 27, 1995
 ------------------------
 Charles M. Geschke

 /s/ M. Bruce Nakao         Senior Vice President,         October 27, 1995
 ------------------------   Finance and Administration,
 M. Bruce Nakao             Chief Financial Officer,
                            Treasurer and Assistant
                            Secretary (Principal
                            Financial Officer)

 /s/ Michael Cully          Vice President and             October 27, 1995
 -------------------------  Controller (Principal
 Michael Cully              Accounting Officer)

 /s/ William R. Hambrecht   Director                       October 27, 1995
 -------------------------
 William R. Hambrecht

                            Director
 --------------------------
 Delbert W. Yocam

 /s/Robert Sedgewick        Director                       October 27, 1995
 --------------------------
 Robert Sedgewick

                            Director
 --------------------------
 William J. Spencer

                            Director
 --------------------------
 Paul Brainerd

 /s/ Gene P. Carter         Director                       October 27, 1995
 --------------------------
 Gene P. Carter


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


                                EXHIBIT INDEX

Exhibit No.                      Description
-----------                      -----------

  5.1 Opinion of Shearman & Sterling as to the legality of the common stock, no par value, of Adobe Systems Incorporated being registered hereby.

  23.1 Consent of Shearman & Sterling with respect to the legality of the securities being registered (contained in Exhibit 5.1).

  23.2 Consent of KPMG Peat Marwick LLP, independent auditors, with respect to the consolidated financial statements of Adobe Systems Incorporated.

  23.3 Consent of Ernst & Young LLP, independent auditors, with respect to the consolidated financial statements of the Aldus Corporation.

  24.1     Power of Attorney (included on page 6).



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